EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (the “Agreement”) is entered into and made effective as of the 17th day of December, 2021 (the “Effective Date”) by and between Life on Earth, Inc., a Delaware corporation (“Buyer”); and CareClix Holdings, Inc. (“Seller”), a Florida corporation. Buyer and Seller are hereinafter sometimes referred to collectively as the “Parties” and individually as a “Party”.

WHEREAS, Seller is the sole and exclusive owner of all of the issued and outstanding common stock of and equity in CareClix, Inc., a Virginia corporation with its principal offices located in Florida, CareClix Services, Inc., a Florida corporation, My CareClix, Inc., a Florida corporation, and CareClix RPM, Inc., a Florida corporation (collectively the “CareClix Group”; and

WHEREAS. Seller’s ownership interest in the CareClix Group is represented by stock in each member of the CareClix Group, (hereafter the “Shares”) and any reference to the CareClix Group in this Agreement shall mean and include each of the separate corporations included in the CareClix Group; and

WHEREAS, on the terms and conditions set forth below, Seller desires to sell all of the Shares to Buyer, such that, following such transaction, the CareClix Group will be wholly-owned subsidiaries of Buyer; and

WHEREAS, Buyer desires to acquire the Shares from Seller on the terms hereafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants, representations, agreements, representations and warranties contained in this Agreement, the Parties agree as follows:

1.                  Sale and Purchase of Shares.

1.1       Purchase and Sale. Subject to the terms and conditions herein set forth, Buyer hereby agrees to purchase and Seller hereby agrees to sell the Shares to Buyer.

1.2        Consideration. The consideration for the sale of the Shares, of CareClix Group of companies, by Seller to Buyer shall be as follows:

1.2.1 At Closing, Buyer shall issue 50,000,000 shares of Buyer’s common stock to certain common shareholders of Seller, as designated on Schedule 1.2.1 attached hereto and made a part hereof, as amended at Closing

1.2.2       At Closing, for the designated common shares of Seller outstanding at Closing as reflected in Schedule 1.2.2 attached hereto and made a part hereof, as amended at Closing, Buyer shall issue one (1) share of Series E preferred stock of Buyer for each 100 shares of such common shareholders of Seller as designated on Schedule 1.2.2. The rights and preferences of the Series E Preferred shares shall be designated at or before Closing as provided in Schedule 1.2.2(a) attached hereto and made a part hereof, as amended at Closing.

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1.2.3.       At Closing, Buyer shall issue or undertake to issue 4,000,000 share of its Series A Preferred stock as provided in Schedule 1.2.3 attached hereto and made a part hereof, as amended at Closing.

1.2.4.        At Closing, Buyer shall issue the shares of Buyer to Seller, or as designated at Closing by Seller, directly to the common shareholders of Seller designated in Schedules 1.2.1 and 1.2.2 and as provided in Schedule 1.2.3 hereof attached hereto and made a part hereof, as amended at Closing.

1.3       In return for the issuance of the shares of Buyer as set forth in Sections 1.2.1, 1.2.2 and 1.2.3, Seller shall transfer the Shares to Buyer.

1.4 Operations and management of the CareClix Group shall remain with the current management of the CareClix Group after Closing.

1.5       Following Closing, Seller shall have no interest in Buyer, as a shareholder, creditor, or otherwise and Buyer shall have no interest in Seller, as a shareholder, creditor, or otherwise.

1.6       As soon as practicable following the date of this Agreement, Buyer and Seller shall jointly prepare and cause to be filed with the SEC a registration statement on Form S-4 registering the issuance of the shares of common stock and shares of Series E Preferred Stock of the Buyer to the common shareholders of Seller as described in Sections 1.2.1 and 1.2.2, above (“the Form S-4”). The Form S-4 shall be prepared in cooperation with and remain subject in all respects to the review and comment of Buyer and its legal counsel, and the Seller and its legal counsel prior to filing with the SEC. Each of Buyer and the Seller shall use reasonable best efforts (i) to cause the Form S-4 to comply in all material respects with all applicable rules, regulations and requirements of the Securities Act, (ii) to promptly notify the other upon receipt of, and cooperate with each other and use reasonable best efforts to respond to, any comments or requests of the SEC or its staff, including for any amendment or supplement to the Form S-4; (iii) to promptly provide the other party with copies of all written correspondence and a summary of all oral communications between it or its representatives, on the one hand, and the SEC or its staff, on the other hand, relating to the Form S-4; (iv) to have the Form S-4 declared effective under the Securities Act as promptly as reasonably practicable after such filing; and (v) to use reasonable best efforts to keep the Form S-4 effective through the Closing. To the extent required under Securities Exchange Act, the Seller shall use its reasonable best efforts to cause the Prospectus contained within the Form S-4 to be filed with the SEC and distributed to the holders of the Seller’s common stock as part of an Information Statement on Schedule 14C.

If, at any time prior to the effective date of the Form S-4, any information relating to the Buyer or the Seller, or any of their respective Affiliates, officers or directors, is discovered by Buyer or the Seller which should be set forth in an amendment or supplement to the Form S-4, so that the Form S-4 would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party and an appropriate amendment or supplement describing such information shall

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be prepared promptly and, after the other party has had a reasonable opportunity to review and comment thereon, shall be filed promptly with the SEC, and, to the extent required by applicable law, disseminated to the stockholders of the Seller.

2.                  Representations and Warranties

2.1              Representations and Warranties of Buyer. Buyer represents and warrants to the Seller that each of the following statements is true and correct, except to the extent and as otherwise disclosed in one or more Schedules attached to this Agreement and made a part hereof, as amended at Closing:

2.1.1       Corporate Organization, Standing and Power. Buyer is a corporation, validly existing and in good standing under the laws of its jurisdiction of organization. Buyer has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would be material. Buyer has furnished or made available to Seller a true and correct copy of the Certificate of Incorporation of Buyer, as amended, and By-Laws of Buyer, as amended. Buyer is not in violation of any of the provisions of its Certificate of Incorporation or By-Laws or other charter or organizational documents, each as amended.

2.1.2       Capitalization.

2.1.2.1 Buyer has 200,000,000 shares of common stock, par value $0.001, authorized, and 62, 483,802 common shares currently issued and outstanding; and 10,000,000 shares of preferred stock, par value $0.001, authorized and 4,710,000 preferred shares that shall be outstanding, currently designated as Series A, Series B, Series C and Series D as provided in Schedule 2.1.2.1 attached hereto and made a part hereof, as amended at Closing.

2.1.2.2 Buyer has no contract or other obligation to repurchase, redeem or otherwise acquire any shares of Buyer, or make any investment (in the form of a loan, capital contribution or otherwise) in any other person. Except as provided in Schedule 2.1.2.2 attached hereto and made a part hereof, as amended at Closing, there are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued shares or other securities of Buyer, or otherwise obligating Buyer to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. None of the outstanding equity securities or other securities of Buyer was issued in violation of the Securities Act of 1933 or any other legal requirement.

2.1.2.3 Except as provided in Schedule 2.1.2.3 of this Agreement, Buyer does not have any contract or other obligation to acquire, any equity securities or other securities of any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, governmental entity or other entity of any kind or nature (collectively, “Person”) or any direct or indirect equity interest in any other business. Buyer is not and has never been a general

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partner of any general or limited partnership or the managing member of any limited liability company.

2.1.3       Authority; No Violation.

2.1.3.1 Buyer has full corporate power and authority to execute and deliver this Agreement and to comply with the terms hereof and consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer. Assuming due authorization, execution and delivery by the other Parties, this Agreement constitutes the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforcement may be limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other similar laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law, or (iii) the specific terms and conditions of this Agreement.

2.1.3.2 Neither the execution and delivery of this Agreement by Buyer nor the consummation by Buyer of the transactions contemplated hereby, nor compliance by Buyer with any of the terms or provisions hereof, will (A) violate any provision of its organizational documents, or (B) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Buyer or any of its properties or assets, the violation of which would have a Material Adverse Effect, as defined herein, or (C) violate, conflict with, result in a breach of any provision of or the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of any or all rights or benefits or a right of termination or cancellation under, accelerate the performance required by or rights or obligations under, increase any rate of interest payable or result in the creation of any lien upon any of the respective properties or assets of Buyer under, any authorization or of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract, or other instrument or obligation to which Buyer is a party, or by which Buyer or any of Buyer’s properties, assets or business activities may be bound or affected.

2.1.4       Financial Statements.

2.1.4.1       Buyer has furnished or made available to Seller true and complete copies of the audited financial statements of Buyer for the its past two fiscal years (the “Buyer Financial Statements”), and Buyer shall furnish or make available to Seller true and complete copies of Buyer's financial statements for all monthly periods ending after its most recent fiscal year up to and including the Closing.

2.1.4.2       The Buyer Financial Statements were prepared in accordance with accounting rules applied on a basis consistent throughout the periods indicated (except as otherwise stated in such financial statements, including the related notes), and except that, in the case of unaudited financial statements for the subsequent quarterly periods referenced above, such unaudited financial statements fairly present in all material respects the consolidated financial

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condition and the results of operations of Buyer as at the respective dates thereof and for the periods indicated therein.

2.1.5       Absence of Certain Changes or Events. Since the end of its most recent fiscal year and to the date of this Agreement, (i) Buyer has, in all material respects, conducted its business in the ordinary course consistent with past practice; (ii) there has not occurred any change, event or condition that is or would reasonably be expected to result in a material adverse effect; and (iii) Buyer has not taken and will not take any of the actions that Buyer has agreed not to take from the date hereof through the Closing pursuant to this Agreement.

2.1.6       Undisclosed Liabilities. Buyer has no material obligations or liabilities of any nature (whether accrued, matured or unmatured, fixed or contingent or otherwise) other than (i) those set forth or adequately provided for in the consolidated balance sheet (and the related notes thereto) of Buyer as of the end of the most recent fiscal year included in the Buyer Financial Statements, (ii) those incurred in the ordinary course of business consistent with past practice since the end of the most recent fiscal year and (iii) those incurred in connection with the execution of this Agreement.

2.1.7       Legal Proceedings. Except as provided in Schedule 2.1.7 attached hereto and made a part hereof, as amended at Closing, Buyer is not a party to any, and there is no pending or, to the knowledge of Buyer, threatened, legal, administrative, arbitral or other proceeding, claim, action or governmental or regulatory investigation of any nature against Buyer which, if decided adversely to Buyer would, individually or in the aggregate, be material to Buyer. There is no injunction, order, judgment or decree imposed upon Buyer, or the assets of Buyer.

2.1.8 Taxes and Tax Returns.

2.1.8.1 Buyer has filed or caused to be filed all federal, state, foreign and local tax returns required to be filed with any tax authority; all such tax returns are true, accurate, and complete in all material respects; Buyer has paid or caused to be paid all taxes that are due and payable by any of such companies, other than taxes which are being contested in good faith and are adequately reserved against or provided for in the Buyer Financial Statements, and Buyer does not have any material liability for taxes for any current or prior tax periods in excess of the amount reserved or provided for in the Buyer Financial Statements (but excluding, for this Section 2.8.1 only, any liability reflected thereon for deferred taxes to reflect timing differences between tax and financial accounting methods).

2..1.8.2       No national, state, local or foreign audits, examinations, investigations, or other formal proceedings are pending or, to Buyer’s knowledge, threatened with regard to any taxes or tax returns of Buyer. No issue has arisen in any examination of the Buyer by any tax authority that if raised with respect to any other period not so examined would result in a material deficiency for any other period not so examined, if upheld. Any adjustment of income taxes of Buyer made in any examination that is required to be reported to the appropriate national, state, local or foreign tax authorities has been so reported.

2.1.8.3 There are no disputes pending with respect to, or claims or assessments asserted in writing for, any material amount of taxes upon Buyer, nor has Buyer

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given or been requested in writing to give any currently effective waiver extending the statutory period of limitation applicable to any tax return for any period.

2.1.9       Employee Matters. Buyer is in compliance in all material respects with all applicable laws and regulations respecting the employment of employees and the engagement of leased employees, consultants and independent contractors, including all laws and regulations regarding discrimination and/or harassment, affirmative action, terms and conditions of employment, wage and hour requirements (including the proper classification, compensation and related withholding with respect to employees, leased employees, consultants and independent contractors), leaves of absence, reasonable accommodation of disabilities, occupational safety and health, workers’ compensation and employment practices. Buyer is not engaged in any unfair labor practice. Buyer is not and has not been a party to any collective bargaining agreement or other labor union contract; and Buyer does not know of any activities or proceedings of any labor union or other collective bargaining representative to organize any employees of Buyer.

2.1.10       Compliance with Applicable Law and Regulatory Matters.

2.1.10.1       Buyer has complied with all applicable laws and regulations, and is not in violation of, and has not received any written notice of violation with respect to, any laws and regulations in connection with the conduct of its businesses or the ownership or operation of its businesses, assets and properties, except for such noncompliance and violations as would not, individually or in the aggregate, have a Material Adverse Effect on Buyer.

2.1.10.2       Buyer has all licenses, permits, certificates, franchises and other authorizations (collectively, the “Authorizations”) necessary for the ownership or use of its assets and properties and the conduct of its business, as currently conducted, and has complied with, and is not in violation of, any Authorization, except where such noncompliance or violation would not, individually or in the aggregate, have a Material Adverse Effect on Buyer. Except as would not be Material to Buyer, all such Authorizations are in full force and effect and there are no proceedings pending or, to the knowledge of Buyer, threatened that seek the revocation, cancellation, suspension or adverse modification thereof.

2.1.10.3       There are no governmental orders applicable to Buyer that have had a Material Adverse Effect on Buyer.

2.1.11 Material Contracts. Buyer is not a party to nor bound by any of the following, except as disclosed in one or more Schedules attached hereto and made a part hereof, as amended at Closing.

2.1.11.1       any contract or agreement entered into, other than in the ordinary course of business consistent with past practice, for the acquisition of the securities of or any material portion of the assets of or to invest in any other person or entity;

2.1.11.2       any contract or agreement for the purchase of goods, materials, supplies, developmental services, equipment, other assets or services in excess of $10,000 which cannot be cancelled by Buyer without penalty or further payment and without more than 30 days’ notice;

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2.1.11.3       except as provided in Schedule 2.1.11.3, attached hereto and made a part hereof, as amended at Closing, any contract with any independent contractor or consultant (or similar arrangement) which is not cancelable without penalty and without more than 30 days’ notice;

2.1.11.4       except as provided in Schedule 2.1.11.4, attached hereto and made a part hereof, as amended at Closing, any trust indenture, mortgage, promissory note, loan agreement providing for a deferred purchase price or other contract, agreement or instrument for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with accounting principles consistently applied, in each case, where Buyer is a lender, borrower or lessee;

2.1.11.5       any contract or agreement limiting the freedom of Buyer or any of its employees to engage in any line of business or to compete with any other Person or in any area;

2.1.11.6       any employment agreement with any employee or officer of Buyer;

2.1.11.7       any agreement of guarantee, surety, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other person other than, with respect only to agreements of indemnification, or agreements entered into with third persons in the ordinary course of business;

2.1.11.8       any agreement which would be terminable, other than by Buyer, or under which a payment obligation could arise or be accelerated, in each case as a result of the consummation of the transactions contemplated by this Agreement;

2.1.11.9       any alliance, cooperation, joint venture, joint marketing, co-branding, shareholders’, partnership or similar agreement;

2.1.11.10       any agreement, option or commitment or right with, or held by, any third party to acquire, use or have access to any assets or properties, or any interest therein, of Buyer;

2.1.11.11       any contract or agreement which would require any consent or approval of a counterparty as a result of or to permit the consummation of the transactions contemplated by this Agreement without breach of such contract or agreement;

2.1.11.12       any agreement with a third party pursuant to which Buyer sold or purchased, or granted or received any rights to use, exploit or practice, any intellectual property, other than “shrink-wrap” or “click-wrap” licenses for off-the-shelf software involving total payments of less than $10,000 per annum;

2.1.11.13       any lease of real or personal property, whether as lessee or as lessor, other than any lease providing for annual payments of less than $10,000;

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2.1.11.14       any agreement to indemnify or hold harmless any director, officer, employees or affiliates of Buyer, or any third person (including agreements for the sale of assets or a line of business) other than, with respect only to agreements of indemnification of third persons, agreements entered into in the ordinary course of business; and

2.1.11.15       any other contract the loss of which would have a Material Adverse Effect on Buyer.

2.1.11.16       Buyer has performed all of the material obligations required to be performed by it and is entitled to all material accrued benefits under each, and is not alleged to be in material default in respect of any, material contract to which Buyer is a party or by which Buyer is bound. Each of the material contracts is in full force and effect, and there exists no material default or event of default or event, occurrence, condition or act, with respect to Buyer or, to the knowledge of Buyer, with respect to any other contracting party, which, with the giving of notice, the lapse of the time or the happening of any other event or condition, would become a material default or event of default under any material contract.

2.12          Assets. Buyer owns, leases or has the right to use all the properties and assets developed by or for, or necessary or currently used for the conduct of its businesses free and clear of all liens of any kind or character. All items of equipment and other tangible assets owned by or leased to Buyer and which are material to the operations and business of Buyer is in good condition and repair (ordinary wear and tear excepted). In the case of leased equipment and other tangible assets, Buyer hold valid leasehold interests in such leased equipment and other tangible assets, free and clear of all liens of any kind or character.

2.13          Environmental Liability. Buyer is and has been in compliance with all applicable environmental laws, except where such noncompliance would not, individually or in the aggregate, be material. To the knowledge of Buyer, there are no liabilities of Buyer of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any environmental law and, to the knowledge of Buyer, there are no facts, conditions, situations or set of circumstances that could reasonably be expected to result in or be the basis for any such liability. There are no legal, administrative, arbitral or other proceedings, claims or actions or any private environmental investigations or remediation activities or governmental investigations of any nature that would be reasonably likely to result in the imposition on Buyer of any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance, pending or, to the knowledge of Buyer, threatened against Buyer. Buyer is not subject to any agreement, order, judgment or decree by or with any court, governmental authority, regulatory agency or third party imposing any liability or obligation with respect to the foregoing.

2.14       Insurance. Buyer has no insurance coverage with respect to its business. There is no prior or pending claims under any cancelled or terminated policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies.

2.15       Interests of Officers and Directors. Except as disclosed on Schedule 2.15, none of the officers or directors of Buyer has any interest in any property, real or personal, tangible or intangible, including intellectual property, used in or developed by the business of Buyer, or in

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any supplier, distributor or customer of Buyer, or any other relationship, contract, agreement, arrangement or understanding with Buyer, except for the normal ownership interests of a shareholder and employee rights.

2.16       Broker’s Fees. Buyer has not employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the transactions contemplated by this Agreement.

2.17       Certain Business Practices. Neither Buyer nor any director, officer, agent or employee of Buyer has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity on behalf of, or purportedly on behalf of, or for the business of Buyer, or (ii) made any unlawful payments to officials or employees of governmental entities or to directors, officers or employees of foreign or domestic business enterprises.

2.18       Disclaimer of Other Representations and Warranties. The CareClix Group and Seller acknowledge and agree that, except for the representations and warranties expressly set forth in this Agreement, (a) Buyer has not made any representations or warranties relating to itself or its business or otherwise in connection with the transactions provided for in this Agreement and The CareClix Group and Seller are not relying on any representation or warranty except for those expressly set forth in this Agreement and (b) no person has been authorized by Buyer to make any representation or warranty relating to itself or its business or otherwise in connection with the transactions provided for in this Agreement and, if made, such representation or warranty may not be relied on by The CareClix Group and Seller as having been authorized by Buyer.

2.2       Representations and Warranties of Seller. Seller represents and warrants to Buyer that each of the following statements is true and correct, except to the extent and as otherwise disclosed in one or more Schedules attached to this Agreement:

2.2.1       Corporate Organization, Standing and Power. Each member of the CareClix Group is a corporation, validly existing and in good standing under the laws of its jurisdiction of organization. The CareClix Group has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would be material. Seller has furnished or made available to Buyer a true and correct copy of the Certificate of Incorporation of The CareClix Group, as amended, and By-Laws of The CareClix Group, as amended. The CareClix Group is not in violation of any of the provisions of its Certificate of Incorporation or By-Laws or other charter or organizational documents, each as amended.

2.2.2       Capitalization.

2.2.2.1       The CareClix Group has 1,000 shares of common stock, par value $0.001, authorized, and 1,000 common shares issued and outstanding, all of which are owned collectively by Seller, and, all of which will be included in the equity of The CareClix Group being sold hereunder as the Shares. The CareClix Group has no contract or other obligation to

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repurchase, redeem or otherwise acquire any Shares of The CareClix Group, or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued shares or other securities of The CareClix Group, or otherwise obligating The CareClix Group to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. None of the outstanding equity securities or other securities of The CareClix Group was issued in violation of the Securities Act or any other legal requirement.

2.2.2.2       The CareClix Group does not have any contract or other obligation to acquire, any equity securities or other securities of any Person or any direct or indirect equity interest in any other business. The CareClix Group is not and has never been a general partner of any general or limited partnership or the managing member of any limited liability company.

2.2.3       Authority; No Violation.

2.2.3.1 Seller and the CareClix Group have full corporate power and authority to execute and deliver this Agreement and to comply with the terms hereof and consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Seller as the owner of all of the Shares. Assuming due authorization, execution and delivery by Buyer, this Agreement constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforcement may be limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other similar laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law, or (iii) the specific terms and conditions of this Agreement.

2.2.3.2 Neither the execution and delivery of this Agreement by Seller nor the consummation by Seller of the transactions contemplated hereby, nor compliance by Seller with any of the terms or provisions hereof, will (A) violate any provision of its organizational documents, or (B) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Seller or any of its properties or assets, the violation of which would have a Material Adverse Effect, as defined in Section 3.2(a), or (C) violate, conflict with, result in a breach of any provision of or the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of any or all rights or benefits or a right of termination or cancellation under, accelerate the performance required by or rights or obligations under, increase any rate of interest payable or result in the creation of any lien upon any of the respective properties or assets of Seller under, any authorization or of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract, or other instrument or obligation to which Seller is a party, or by which it or any of its subsidiaries, properties, assets or business activities may be bound or affected.

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2.2.4       Financial Statements.

2.2.4.1       Seller has furnished or made available to Buyer, or will make available to Buyer prior to the Closing, true and complete copies of the financial statements of The CareClix Group for the its past two (2019 and 2020) fiscal years or such lesser periods as any member of the CareClix Group has been in operation, (the “The CareClix Group Financial Statement”), and Seller shall furnish or make available to Buyer true and complete copies of The CareClix Group's financial statements for all monthly periods ending after its most recent fiscal year up to and including the Closing.

2.2.4.2       The CareClix Group Financial Statements were prepared in accordance with accounting rules applied on a basis consistent throughout the periods indicated (except as otherwise stated in such financial statements, including the related notes, and except that, in the case of unaudited financial statements for the subsequent quarterly periods referenced above, such unaudited financial statements fairly present in all material respects the consolidated financial condition and the results of operations of The CareClix Group as at the respective dates thereof and for the periods indicated therein.

2.2.5       Absence of Certain Changes or Events. Since the end of its most recent fiscal year and to the date of this Agreement, (i) The CareClix Group has, in all material respects, conducted its business in the ordinary course consistent with past practice; (ii) there has not occurred any change, event or condition that is or would reasonably be expected to result in a material adverse effect; and (iii) The CareClix Group has not taken and will not take any of the actions that The CareClix Group has agreed not to take from the date hereof through the Closing pursuant to this Agreement.

2.2.6       Undisclosed Liabilities. The CareClix Group has no material obligations or liabilities of any nature (whether accrued, matured or unmatured, fixed or contingent or otherwise) other than (i) those set forth or adequately provided for in the included in the CareClix Group Financial Statements, (ii) those incurred in the ordinary course of business consistent with past practice since the end of the most recent fiscal year and (iii) those incurred in connection with the execution of this Agreement.

2.2.7       Legal Proceedings. he CareClix Group is not a party to any, and there is no pending or, to the knowledge of The CareClix Group, threatened, legal, administrative, arbitral or other proceeding, claim, action or governmental or regulatory investigation of any nature against the CareClix Group which, if decided adversely to the CareClix Group would, individually or in the aggregate, be material to the CareClix Group. There is no injunction, order, judgment or decree imposed upon the CareClix Group, or the assets of The CareClix Group.t

2.2.8       Taxes and Tax Returns.

2.2.8.1       The CareClix Group has filed or caused to be filed all federal, state, foreign and local tax returns required to be filed with any tax authority; (ii) all such tax returns are true, accurate, and complete in all material respects; (iii) the CareClix Group has paid or caused to be paid all taxes that are due and payable by any of such companies, other than taxes

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which are being contested in good faith and are adequately reserved against or provided for in the CareClix Group Financial Statements, and (iv) the CareClix Group does not have any material liability for taxes for any current or prior tax periods in excess of the amount reserved or provided for in the CareClix Group Financial Statements (but excluding, for this Clause (i) only, any liability reflected therein for deferred taxes to reflect timing differences between tax and financial accounting methods).

2.2.8.2       No national, state, local or foreign audits, examinations, investigations, or other formal proceedings are pending or, to The CareClix Group’s knowledge, threatened with regard to any taxes or tax returns of The CareClix Group. No issue has arisen in any examination of the The CareClix Group by any tax authority that if raised with respect to any other period not so examined would result in a material deficiency for any other period not so examined, if upheld. Any adjustment of income taxes of The CareClix Group made in any examination that is required to be reported to the appropriate national, state, local or foreign tax authorities has been so reported.

2.2.8.3       There are no disputes pending with respect to, or claims or assessments asserted in writing for, any material amount of income taxes upon The CareClix Group, nor has The CareClix Group given or been requested in writing to give any currently effective waiver extending the statutory period of limitation applicable to any tax return for any period.

2.2.9       Employee Matters. The CareClix Group is in compliance in all material respects with all applicable laws and regulations respecting the employment of employees and the engagement of leased employees, consultants and independent contractors, including all laws and regulations regarding discrimination and/or harassment, affirmative action, terms and conditions of employment, wage and hour requirements (including the proper classification, compensation and related withholding with respect to employees, leased employees, consultants and independent contractors), leaves of absence, reasonable accommodation of disabilities, occupational safety and health, workers’ compensation and employment practices. The CareClix Group is not engaged in any unfair labor practice. The CareClix Group is not and has not been a party to any collective bargaining agreement or other labor union contract; and The CareClix Group does not know of any activities or proceedings of any labor union or other collective bargaining representative to organize any employees of The CareClix Group.

2.2.10       Compliance with Applicable Law and Regulatory Matters.

2.2.10.1       The CareClix Group has complied with all applicable laws and regulations, and is not in violation of, and has not received any written notice of violation with respect to, any laws and regulations in connection with the conduct of its businesses or the ownership or operation of its businesses, assets and properties, except for such noncompliance and violations as would not, individually or in the aggregate, have a Material Adverse Effect on The CareClix Group..

2.2.10.2       The CareClix Group has all licenses, permits, certificates, franchises and other authorizations (collectively, the “Authorizations”) necessary for the ownership or use of its assets and properties and the conduct of its business, as currently

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conducted, and has complied with, and is not in violation of, any Authorization, except where such noncompliance or violation would not, individually or in the aggregate, have a Material Adverse Effect on The CareClix Group. Except as would not be Material to The CareClix Group, all such Authorizations are in full force and effect and there are no proceedings pending or, to the knowledge of The CareClix Group, threatened that seek the revocation, cancellation, suspension or adverse modification thereof.

2.2.10.3       There are no governmental orders applicable to The CareClix Group which have had a Material Adverse Effect on The CareClix Group.

2.2.11       Material Contracts. Except as indicated on one or more Schedules to this Agreement, The CareClix Group is not a party to or is bound by any of the following:

2.2.11.1       any contract or agreement entered into, other than in the ordinary course of business consistent with past practice, for the acquisition of the securities of or any material portion of the assets of or to invest in any other person or entity;

2.2.11.2       any contract or agreement other than in the ordinary course of business consistent with past practice for the purchase of goods, materials, supplies, developmental services, equipment, other assets or services in excess of $10,000 which cannot be cancelled by The CareClix Group without penalty or further payment and without more than 30 days’ notice;

2.2.11.3       any contract with any independent contractor or consultant (or similar arrangement) which is not cancelable without penalty and without more than 30 days’ notice;

2.2.11.4       other than in the ordinary course of business consistent with past practice, any trust indenture, mortgage, promissory note, loan agreement providing for a deferred purchase price or other contract, agreement or instrument for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with accounting principles consistently applied, in each case, where The CareClix Group is a lender, borrower or lessee;

2.2.11.5       other than in the ordinary course of business consistent with past practice, any contract or agreement limiting the freedom of The CareClix Group or any of its employees to engage in any line of business or to compete with any other Person or in any area;

2.2.11.6       any employment agreement with any employee or officer of The CareClix Group;

2.2.11.7       any agreement of guarantee, surety, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person other than, with respect only to agreements of indemnification, and agreements entered into with third persons in the ordinary course of business;

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2.2.11.8       any agreement which would be terminable, other than by The CareClix Group, or under which a payment obligation could arise or be accelerated, in each case as a result of the consummation of the transactions contemplated by this Agreement;

2.2.11.9       any alliance, cooperation, joint venture, joint marketing, co-branding, shareholders’, partnership or similar agreement;

2.2.11.10       any agreement, option or commitment or right with, or held by, any third party to acquire, use or have access to any assets or properties, or any interest therein, of The CareClix Group other than agreements entered into in the ordinary course of business; and

2.2.11.11       any contract or agreement which would require any consent or approval of a counterparty as a result of or to permit the consummation of the transactions contemplated by this Agreement without breach of such contract or agreement;

2.2.11.12       other than in the ordinary course of business consistent with past practice, any agreement with a third party pursuant to which The CareClix Group sold or purchased, or granted or received any rights to use, exploit or practice, any intellectual property, other than “shrink-wrap” or “click-wrap” licenses for off-the-shelf software involving total payments of less than $10,000 per annum;

2.2.11.13       any lease of real or personal property, whether as lessee or as lessor, other than any lease providing for annual payments of less than $10,000;

2.2.11.14       any agreement to indemnify or hold harmless any director, officer, employees or affiliates of The CareClix Group, or any third person (including agreements for the sale of assets or a line of business) other than, with respect only to agreements of indemnification of third persons and agreements entered into in the ordinary course of business; and

2.2.11.15       any other contract the loss of which would have a Material Adverse Effect on The CareClix Group.

2.2.11.16       The CareClix Group has performed all of the material obligations required to be performed by it and is entitled to all material accrued benefits under, and is not alleged to be in material default in respect of any, Material Contract to which The CareClix Group is a party or by which The CareClix Group is bound. Each of the Material Contracts is in full force and effect, and there exists no material default or event of default or event, occurrence, condition or act, with respect to The CareClix Group or, to the knowledge of The CareClix Group, with respect to any other contracting party, which, with the giving of notice, the lapse of the time or the happening of any other event or condition, would become a material default or event of default under any Material Contract. True, correct and complete copies of all Material Contracts have been furnished or made available to Buyer.

2.2.12       Assets. The CareClix Group owns, leases or has the right to use all the properties and assets developed by or for, or necessary or currently used for the conduct of its businesses free and clear of all liens of any kind or character. All items of equipment and other

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tangible assets owned by or leased to The CareClix Group and which are material to the operations and business of The CareClix Group is in good condition and repair (ordinary wear and tear excepted). In the case of leased equipment and other tangible assets, The CareClix Group holds valid leasehold interests in such leased equipment and other tangible assets, free and clear of all liens of any kind or character.

2.2.13       Environmental Liability. The CareClix Group is and has been in compliance with all applicable environmental laws, except where such noncompliance would not, individually or in the aggregate, be material. To the knowledge of The CareClix Group, there are no liabilities of The CareClix Group of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any environmental law and, to the knowledge of The CareClix Group, there are no facts, conditions, situations or set of circumstances that could reasonably be expected to result in or be the basis for any such liability. There are no legal, administrative, arbitral or other proceedings, claims or actions or any private environmental investigations or remediation activities or governmental investigations of any nature that would be reasonably likely to result in the imposition on The CareClix Group of any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance, pending or, to the knowledge of The CareClix Group, threatened against The CareClix Group. The CareClix Group is not subject to any agreement, order, judgment or decree by or with any court, governmental authority, regulatory agency or third party imposing any liability or obligation with respect to the foregoing.

2.2.14       Insurance. Seller and the CareClix Group has adequate insurance coverage with respect to its business. There are no prior or pending claims under any cancelled or terminated policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies.

2.2.15       Interests of Officers and Directors. Except as disclosed on Schedule 2.2.1.5, none of the officers or directors of The CareClix Group has any interest in any property, real or personal, tangible or intangible, including intellectual property, used in or developed by the business of the CareClix Group, or in any supplier, distributor or customer of the CareClix Group, or any other relationship, contract, agreement, arrangement or understanding with the CareClix Group, except for the normal ownership interests of a shareholder and employee rights.

2.2.16       Broker’s Fees. Neither the CareClix Group nor Seller have employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the transactions contemplated by this Agreement.

2.2.17       Certain Business Practices. Neither the CareClix Group nor any director, officer, agent or employee of the CareClix Group has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity on behalf of, or purportedly on behalf of, or for the business of the CareClix Group, or (ii) made any unlawful payments to officials or employees of governmental entities or to directors, officers or employees of foreign or domestic business enterprises.

2.2.18 Information Supplied. None of the information supplied or to be supplied by the Seller for inclusion or incorporation by reference in the Form S-4 will, at the time the

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Form S-4 is filed with the SEC, at any time it is amended or supplemented, or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. Any Information Statement on Schedule 14C and any other documents filed by the Seller with the SEC in connection herewith will comply in all material respects with the requirements of applicable law, including the Exchange Act and the rules and regulations thereunder.

2.2.19       Disclaimer of Other Representations and Warranties. Seller acknowledges and agrees that, except for the representations and warranties expressly set forth in this Agreement, (a) Buyer has not made any representations or warranties relating to itself or its business or otherwise in connection with the transactions provided for in this Agreement and Seller is not relying on any representation or warranty except for those expressly set forth in this Agreement and (b) no person has been authorized by Buyer to make any representation or warranty relating to itself or its business or otherwise in connection with the transactions provided for in this Agreement and, if made, such representation or warranty may not be relied on by Seller as having been authorized by Buyer.

3.                  Conditions Precedent

3.1       Conditions to Each Party’s Obligations. The respective obligations of each Party shall be subject to the satisfaction prior to or at the Closing (as hereinafter defined) of the following conditions:

3.1.1       No Restraints. No statute, rule, regulation, order, decree, or injunction shall have been enacted, entered, promulgated, or enforced by any court or governmental entity of competent jurisdiction that enjoins or prohibits the consummation of the transactions subject to this Agreement and shall be in effect.

3.1.2        Legal Action. There shall not be pending or threatened in writing any action, proceeding, or other application before any court or governmental entity challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain any material damages.

3.1.3        Due Diligence. Each Party shall be satisfied with the results of its due diligence review and investigation of the other Parties, which due diligence shall be completed within 15 days of the date of execution of this Agreement by all Parties, unless otherwise waived by the Parties. If any Party is dissatisfied with any matter discovered during its due diligence examination, it shall notify the other Parties of its dissatisfaction, without any obligation to specify the reason and expiration of the 15 day due diligence period shall be deemed to constitute conclusion of the due diligence process.

3.1.4       Effectiveness of the Form S-4. The Form S-4 shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued (and not withdrawn) by the SEC and no proceedings for that purpose shall have been initiated or threatened in writing (and not withdrawn) by the SEC.

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3.1.5       Shareholder Approval. The transactions contemplated by this Agreement shall have been approved by the shareholders of the Seller, by a majority of all the votes entitled to be cast on such transactions, and in a manner that complies with all applicable provisions of the Florida Business Corporation Act.

3.1.6       Information Statement on Schedule 14C. To the extent required under Securities Exchange Act, the Prospectus contained within the Form S-4 shall have been filed with the SEC as part of an Information Statement on Schedule 14C and such Schedule 14C shall have been distributed to the holders of the Seller’s common stock not less than twenty (20) days prior to the Closing.

3.2              Conditions to Seller’s Obligations. The obligations of the Seller shall be subject to the satisfaction by Buyer prior to or at the Closing of the following conditions unless waived by the Seller:

3.2.1       Representations and Warranties of Buyer. The representations and warranties of Buyer set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except: (i) as otherwise contemplated by this Agreement; or (ii) in respects that do not have a Material Adverse Effect on the Parties or on the benefits of the transactions provided for in this Agreement. “Material Adverse Effect” for purposes of this Agreement shall mean any change or effect that, individually or when taken together with all other such changes or effects which have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, assets, financial condition, or results of operation of the entity in an amount exceeding $25,000.

3.2.2        Performance by Buyer Prior to Closing Date. Buyer shall have completed the following to Seller’s satisfaction prior to or at the Closing Date:

3.2.2.1  Buyer shall have performed all agreements and covenants required to be performed by it and its officers, directors and representatives, under or related to this Agreement prior to the Closing.

3.2.2.2  Buyer shall have delivered all of the Consideration as defined under Section 1.2.

3.3              Conditions to Buyer’s Obligations. The obligations of Buyer shall be subject to the satisfaction prior to or at the Closing of the following conditions unless waived by Buyer:

3.3.1 Representatives and Warranties of Seller. The representations and warranties of Seller set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except: (i) as otherwise contemplated by this Agreement, or (ii) in respects that do not have a Material Adverse Effect on the Parties or on the benefits of the transactions provided for in this Agreement.

3.3.2       Performance of Seller. Seller shall have performed all agreements and covenants required to be performed by it under this Agreement prior to or at Closing.

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3.3.3       Seller shall have a PCAOB qualified auditor audit the financial statements for the CareClix Group for the last two fiscal years, or such lesser annual periods for which in operation, by no later than 75 days after Closing (the “Audited Financials”). The audited balance sheets of the Audited Financials must be accurately reported to not materially change by more than 5% from the financial balance sheets for the same periods previously provided by Seller to Buyer or its representatives.

4.        Closing and Delivery of Documents.

4.1        Time and Place. The closing of the transaction contemplated by this Agreement shall take place immediately upon the satisfaction of all of the Conditions to Closing set forth in 3 hereof, but no later than December 31, 2021 (the “Closing Date”) at the offices of Buyer, or at such other time and place as the Parties mutually agree, by the exchange of the Shares for the Buyer Shares as set forth in Section 1.2 and the delivery of all other documents and instruments necessary to consummate the transactions contemplated by this Agreement (the “Closing”). All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed. The Closing Date may be accelerated or extended by agreement of the Parties.

Any copy, facsimile telecommunication or other reliable electronic reproduction of the writing or transmission required by this Agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission or original signature.

4.2 Deliveries by Buyer. At Closing, or in accordance with the terms of this Agreement, Buyer shall make the following deliveries to Seller:

4.2.1       Stock certificates or electronic book entry issuance of the Consideration and assumptions referred to in and in accordance with Section 1.2 of this Agreement;

4.2.2       Certified resolutions of the Board of Directors of Buyer authorizing the execution and performance of this Agreement;

4.2.3       Any other documents as may be necessary or reasonably requested in order to consummate the transaction contemplated under this Agreement.

4.3 Deliveries by Seller. At or prior to Closing, Seller shall make the following deliveries to Buyer:

4.3.1        Stock transfer powers or the equivalent for the Shares representing all of the equity ownership in and to the CareClix Group fully endorsed for transfer to Buyer by Seller in accordance with applicable law;

4.3.2       Transfer, assignment and assumption agreements for the Consideration listed in Section 1.2.4.

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4.2.3        Certified resolutions of the Board of Directors of Seller authorizing the execution and performance of this Agreement and the transactions contemplated herein; and

4.2.4        Any other documents as may be necessary or reasonably requested in order to consummate the transactions contemplated under this Agreement.

5	Indemnification and Arbitration.

5.1       Indemnification. Seller, on the one hand, and the Buyer, on the other hand, (each Party, “Indemnifying Party”) shall agree to indemnify, and hold harmless the other Party (“Indemnified Party”) from any and all claims, demands, liabilities, damages, losses, costs and expenses that the other Party shall incur or suffer, that arise, result from or relate to any breach of, or failure by Indemnifying Party to perform any of their respective representations, warranties, covenants, or agreements in this Agreement or in any exhibit, addendum, or any other instrument furnished by the Indemnifying Party under this Agreement.

5.2              Arbitration and Governing Law.

5.2.1        The Parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the Parties or any affiliates may be adverse Parties, and whether arising out of this Agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association within the State of New York.

5.2.2       The Parties hereby irrevocably consent to the jurisdiction of the American Arbitration Association and the situs of the arbitration (and any requests for injunctive or other equitable relief) in New York, State of New York. Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over the enforcement of such awards.

5.2.3        The law applicable to the arbitration and this Agreement shall be that of the State of New York.

5.2.4        The arbitrator may, in its discretion, allow the Parties to make reasonable disclosure and discovery in regard to any matters that are the subject of the arbitration and to compel compliance with such disclosure and discovery order. The arbitrator may order the Parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.

5.2.5        Regardless of any practices of arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much as possible, the same as if the dispute had been determined by a court of competent jurisdiction.

5.2.6        Any award or decision by the American Arbitration Association shall be final, binding and non-appealable except as to errors of law or the failure of the arbitrator to adhere to the arbitration provisions contained in this agreement. Each Party to the arbitration

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shall pay its own costs and counsel fees except as specifically provided otherwise in this agreement.

5.2.7        In any adverse action, the Parties shall restrict themselves to claims for compensatory damages and\or securities issued or to be issued and no claims shall be made by any Party or affiliate for lost profits, punitive or multiple damages.

5.2.8        The Parties covenant that under no conditions will any Party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the Parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney’s fees to the prevailing Party.

5.2.9        It is the intention of the Parties and their affiliates that all disputes of any nature between them, whenever arising, whether in regard to this agreement or any other matter, from whatever cause, based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no Party or affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief. This agreement shall be interpreted in conformance with this stated intent of the Parties and their affiliates.

The provisions for arbitration contained herein shall survive the termination of this agreement for any reason.

6.       Termination.

6.1       This Agreement may be terminated at any time prior to Closing by written notice by the terminating Party to the other Parties:

6.1.1	by mutual written consent of Seller and Buyer; or

6.1.2       by the Seller and the Buyer if a court of competent jurisdiction or other governmental authority shall have issued a non-appealable final order, decree or ruling or taken any other non-appealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated hereby; or

6.1.3       by an act of force majeure; or

6.1.4       by Seller or Buyer if the results of its due diligence investigation provided for herein are not satisfactory; or

6.1.5       by the Seller or the Buyer in the event the other Party is in material breach that rises to the level of a Material Adverse Effect of any representation, warranty, covenant or agreement contained in this Agreement, the terminating Party has notified the other Party of the breach, and such breach has continued without cure for a period of five days after the notice of breach; or

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6.1.6       by the Seller and the Buyer, immediately upon written notice, if the Closing has not occurred on or before December 31, 2021 unless extended.

6.2 Effect of Termination. In the event of termination of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become void and have no effect, without any further liability on the part of any Party hereto or its respective affiliates, officers, directors or stockholders.

6.3       Extension; Waiver. At any time prior to the Closing Date, either the Seller or the Buyer may (a) extend the time for the performance of any of the obligations or other acts of the other Party or Parties hereto, (b) in whole or in part, waive any inaccuracy in the representations and warranties of the other Party or Parties hereto contained herein or in any document delivered pursuant hereto, and (c) in whole or in part, waive compliance with any of the agreements of the other Party or Parties hereto or conditions contained herein. Any agreement on the part of any Party hereto to any such extension or waiver shall not be valid unless it is set forth in an instrument in writing signed and delivered on behalf of such Party.

7	General Provisions.
7.1	Confidentiality.

7.1.1        Except for any governmental filings required in order to complete the transaction, and

7.1.2        Except as Seller and the Buyer may agree or consent in writing,

7.1.3        Except as may be required by applicable law, court proceeding or obligations pursuant to the rules of any securities exchange or self-regulatory authority.

all information received by Seller and the Buyer and their respective representatives pursuant to the terms of this Agreement shall be kept in confidence by the receiving Party and its representatives.

7.1.4       In the event any person is required by law to disclose any such information, such Party shall promptly notify the other Party hereto in writing so that such Party may seek a protective order and/or other motion to prevent or limit the production or disclosure of such information. Such Party shall continue to be bound by its obligations pursuant to Section 7.1 for any information that is not required to be disclosed, or that has been afforded protective treatment, pursuant to such motion. If the transactions contemplated hereby shall fail to be consummated, all copies of documents or extracts thereof containing information and data as to one of the other Parties, including all information prepared by the receiving Party or such receiving Party's representatives, shall be turned over to the Party furnishing same, except that such information prepared by the receiving Party or such receiving Party's representatives may be destroyed at the option of the receiving Party, with notice of such destruction (or return) to be confirmed in writing to the disclosing Party. Any information not so destroyed (or returned) will remain subject to these confidentiality provisions (notwithstanding any termination of this Agreement).

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7.1.5       The foregoing confidentiality provisions shall not apply to such portions of the information received which:

7.1.5.1 are or become generally available to the public through no action by the receiving Party or by such Party's representatives;

7.1.5.2 are or become available to the receiving Party on a non-confidential basis from a source, other than the disclosing Party or its representatives, which the receiving Party believes, after reasonable inquiry, is not prohibited from disclosing such portions to it by a contractual, legal or fiduciary obligation; or

7.1.5.3 are developed by a Party without use of any information received by such Party pursuant to the terms of this Agreement.

7.1.6        The Parties acknowledge and agree that the remedy at law for any breach of Section 7.1 will be inadequate and that the non-breaching Party shall be entitled, in addition to any remedy at law, to injunctive or other equitable relief.

7.2              Further Assurances. From time to time, each Party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this Agreement.

7.3              Waiver. Any failure on the part of either Party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the Party to whom such compliance is owed.

7.4              Brokers. Each Party agrees to indemnify and hold harmless the other Party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying Party.

7.5              Notices. All notices and other communications hereunder shall be in writing and shall be given by personal delivery, overnight delivery, electronic mail, or mailed by registered or certified mail, postage prepaid, with return receipt requested, as follows:

 if to Buyer, to:

Life on Earth, Inc.

Attention: Mahmood Khan, President

1345 6th Ave.

2nd Floor

NY, NY 10105

Phone: 1-646-844-9897

Email: info@lifeonearthinc.com

With a copy (which shall not constitute notice) to: <______>

 if to Seller and the CareClix Group, to:

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CareClix Holdings, Inc.

1270 N. Wickham Road

Suite 13-1019

Melbourne, FL 32935

Telephone: 321-223-2670

Email: mrScott@soleihealth.com

With a copy (which shall not constitute notice) to legal@careclix.com

The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by personal delivery or overnight delivery in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time of such delivery provided a receipt is obtained from the recipient. If notice is given by mail, such notice shall be deemed given upon receipt and delivery or refusal.

7.6              Assignment. This Agreement shall inure to the benefit of, and be binding upon, the Parties hereto and their successors and assigns; provided, however, that any assignment by any Party of its rights under this Agreement without the written consent of the other Parties, which may be withheld for any reason, shall be void.

7.7              Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures sent by facsimile transmission or electronic signatures shall be deemed to be evidence of the original execution thereof.

7.8              Review of Agreement. Each Party acknowledges that it has had time to review this Agreement and, as desired, consult with counsel. In the interpretation of this Agreement, no adverse presumption shall be made against any Party on the basis that it has prepared, or participated in the preparation of, this Agreement.

7.9              Schedules. All schedules attached hereto, if any, and any modifications thereof shall be acknowledged by each Party by signature or initials thereon at Closing. In the event of any difference or dispute between the terms of this Agreement and any Schedule attached hereto, the terms of the Schedule, as amended up to Closing, shall govern

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

BUYER:	SELLER:
Life on Earth, Inc.	CareClix Holdings, Inc.

By: /s/ Mahmood Khan	By; /s/ Charles O. Scott
Mahmood Khan	Charles O. Scott
Chief Executive Officer	Chief Executive Officer

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